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                                                                      EXHIBIT 99


[NOBLE INTERNATIONAL LTD LOGO]

         NOBLE INTERNATIONAL ANNOUNCES A 44% INCREASE IN SECOND QUARTER
                      NET INCOME FROM CONTINUING OPERATIONS

WARREN, MI - July 21, 2003 - Noble International, Ltd. (the "Company") (NASDAQ:
NOBL) today announced net income from continuing operations of $2.5 million, an increase of 44% from the previous year, or $0.30 per diluted share for the three months ended June 30, 2003. Net income from continuing operations for the six months ended June 30, 2003 was $4.5 million or $0.55 per diluted share, an increase of 45% from the prior year.

The increase in net income was primarily the result of the increased production volumes, expanded production on additional platforms and increased production efficiencies. Included in the net income from continuing operations for the first quarter of 2003 is a restructuring charge of $0.4 million, net of tax, or $0.05 per diluted share related to severance commitments for staff reductions from continuing operations. In the second quarter, an additional charge of $0.4 million, or $0.04 per diluted share, net of tax, was taken in discontinued operations for post closing expenses related to the divestiture of its non-core businesses. This amount includes the Company's estimates for trailing expenses that may be incurred in the future.

Revenue from continuing operations for the three months ended June 30, 2003 increased 32% to $41.2 million from $31.2 million for the same period in 2002. Revenue for the six months ended June 30, 2003 increased 40% to $82.0 million from $58.5 million for the same period in 2002. The increase in revenue was primarily the result of higher production volumes on certain vehicles, higher steel sales and sales from new product launches.

Commenting on the results of the second quarter and six months, Jay J. Hansen, Chief Financial Officer, stated, "We are pleased with the results from our continuing operations in the second quarter and first half of 2003. Revenues continue to grow and we have been successful in converting that revenue to net income. EBITDA for the first six months has increased 39% to $11.3 million from $8.1 million last year. We have also reduced debt by 16% in the last nine months while funding approximately $11.5 million in capital expenditures, primarily invested to support new business being launched. In addition, we continue to explore ways to convert non-core real estate and business assets into cash. Along with the realization of the financial benefits from previous sales, we anticipate these efforts will produce cash which will be utilized for debt repayment and redeployment into our laser business over the next twelve months."

Commenting on the outlook for the automotive market, Christopher L. Morin, President and Chief Operating Officer, stated, "We are excited about the company's performance in the first six months of 2003 and are optimistic about the remainder of the year. Our automotive market outlook for the remainder of 2003 correlates to an annual production volume of 15.5 to 15.8 million vehicles. While we experienced some slight softening in the later part of June, we believe that it was temporary and related to an earlier than expected annual summer shutdown. Based upon the vehicle platforms on which we have content, at this time we do not see significant production decreases in the third and fourth quarters. Our production launches of new business remain on track at this time and are proceeding on schedule. In addition, we continue to win new business in a growing market segment and expect to maintain our leading market position. In the second quarter, Noble was awarded


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several new programs totaling more than $7.5 million in annual value-added revenue. This represented more than 50% of the new business awarded and, included among this new business, is a new transplant relationship. A portion of the new business awarded is business for which we anticipate initially shipping parts to Australia from the U.S., but we eventually expect to establish a facility in Australia. We continue to look to expand on our laser welding technology base through R&D. In addition, we will continue to explore options involving strategic acquisitions and joint ventures related to our core technology in laser welding. In summary, our goal is to continue and expand upon our industry leadership in technology, quality, delivery and products offered."

The company will hold its semi-annual conference call in October along with the earnings announcement for the third quarter of 2003.

SAFE HARBOR STATEMENT

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, complete program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.

Certain statements made by Noble International, Ltd. in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company's goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble's public filings with the Securities and Exchange Commission. NOBLE DOES NOT INTEND OR UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENTS. For more information see www.nobleintl.com.

For more information contact:

Jay J. Hansen
Noble International, Ltd.
(586) 751-5600


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                   NOBLE INTERNATIONAL, LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in thousands, except per share data)

                                                                    THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                         JUNE 30,                       JUNE 30,
                                                              -----------------------------  -----------------------------
                                                                   2003          2002             2003          2002
--------------------------------------------------------------------------------------------------------------------------
NET SALES                                                      $    41,197   $      31,227    $     82,045   $     58,515
Cost of sales                                                       34,100          25,588          68,273         48,419
                                                               -----------   -------------    ------------   ------------
     Gross margin                                                    7,097           5,639          13,772         10,096
Selling, general and administrative expenses                         3,070           3,010           6,499          5,253
                                                               -----------   -------------    ------------   ------------
     Operating profit                                                4,027           2,629           7,273          4,843
Interest income                                                        209             234             364            478
Interest expense                                                     (698)           (130)         (1,044)          (406)
Other, net                                                             271              22             269             18
                                                               -----------   -------------    ------------   ------------
     EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES   $     3,809   $       2,755    $      6,862   $      4,933
Income tax expense                                                   1,306           1,013           2,324          1,793
Preferred stock dividends                                                -               -               -             10
                                                               -----------   -------------    ------------   ------------
     Earnings on common shares from continuing operations            2,503           1,742           4,538          3,130
Discontinued operations:
Earnings (loss) from discontinued operations                         (375)             214         (1,182)            435
Loss on sale of discontinued operations                                  -               -           (677)              -
                                                               -----------   -------------    ------------   ------------
     NET EARNINGS ON COMMON SHARES                             $     2,128   $       1,956    $      2,679   $      3,565
                                                               ===========   =============    ============   ============

BASIC EARNINGS PER COMMON SHARE:
     Earnings per share from continuing operations             $      0.32   $        0.26    $       0.59   $       0.46
     Earnings (loss) from discontinued operations                   (0.05)            0.03          (0.15)           0.06
     Loss on sale of discontinued operations                             -               -          (0.09)              -
                                                               -----------   -------------    ------------   ------------
     Basic earnings per common share                           $      0.28   $        0.29    $       0.35   $       0.53
                                                               ===========   =============    ============   ============

DILUTED EARNINGS PER COMMON SHARE
     Earnings per share from continuing operations             $      0.30   $        0.24    $       0.55   $       0.43
     Earnings (loss) from discontinued operations                   (0.04)            0.03          (0.13)           0.05
     Loss on sale of discontinued operations                             -               -          (0.08)              -
                                                               -----------   -------------    ------------   ------------
     Diluted earnings per common share                         $      0.26   $        0.26    $       0.34   $       0.48
                                                               ===========   =============    ============   ============

     Dividends declared and paid                               $      0.08   $        0.08    $       0.16   $       0.16
                                                               ===========   =============    ============   ============

Basic weighted average common shares outstanding                 7,723,710       6,773,880       7,723,296      6,740,327
Diluted weighted average common shares outstanding               8,935,602       8,145,505       8,921,814      8,094,139

EBITDA - Continuing Operations                                 $     6,228   $       4,297    $     11,274   $      8,128
                                                               ===========   =============    ============   ============


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                   NOBLE INTERNATIONAL, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                 JUNE 30,            DECEMBER
                                                                                   2003                2002
                                                                                (unaudited)
                                                                              ---------------     ---------------
ASSETS
Current Assets:
   Cash and cash equivalents                                                  $         1,150     $         1,154
   Accounts receivable, trade - net                                                    32,115              22,992
   Note receivable                                                                      2,573                   -
   Inventories                                                                         14,886               9,363
   Deferred income taxes                                                                7,142               6,217
   Income taxes refundable                                                                250                 250
   Prepaid expenses                                                                     4,564               2,555
                                                                              ---------------     ---------------
Total Current Assets                                                                   62,680              42,531

Property, Plant & Equipment, net                                                       51,402              47,762

Other Assets:
   Goodwill, net                                                                       15,690              15,690
   Covenants not to compete, net                                                          283                 383
   Note receivable, long term                                                           3,833                   -
   Other assets, net                                                                   10,241              10,487
                                                                              ---------------     ---------------
Total Other Assets                                                                     30,047              26,560
Assets Held for Sale                                                                    1,084              13,098
                                                                              ---------------     ---------------
TOTAL ASSETS                                                                  $       145,213     $       129,951
                                                                              ===============     ===============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                           $        27,846     $        19,830
   Accrued liabilities                                                                  6,376               5,685
   Current maturities of long-term debt                                                12,437               8,414
   Income taxes payable                                                                 1,117                   -
                                                                              ---------------     ---------------
Total Current Liabilities                                                              47,776              33,929

Long-Term Liabilities:
   Deferred income taxes                                                                2,028               2,006
   Convertible subordinated debentures                                                 12,028              16,037
   Long-term debt, excluding current maturities                                        39,140              33,234
                                                                              ---------------     ---------------
Total Long-Term Liabilities                                                            53,196              51,277
Liabilities Held for Sale                                                                   -               2,684
STOCKHOLDERS' EQUITY
   Common stock                                                                             9                   9
   Additional paid-in capital                                                          32,949              32,874
   Retained earnings                                                                   11,194               9,755
   Accumulated comprehensive loss, net                                                     89               (577)
                                                                              ---------------     ---------------
TOTAL STOCKHOLDERS' EQUITY                                                             44,241              42,061
                                                                              ---------------     ---------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                      $       145,213     $       129,951
                                                                              ===============     ===============


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